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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 August 5, 2002
                        (Date of earliest event reported)

                                   ONEOK, Inc.
             (Exact name of registrant as specified in its charter)


         Oklahoma                      001-13643               73-1520922
(State or other jurisdiction           (Commission            (IRS Employer
       of incorporation)               File Number)         Identification No.)

                        100 West Fifth Street; Tulsa, OK
                    (Address of principal executive offices)

                                      74103
                                   (Zip code)

                                 (918) 588-7000
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)


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Item 5.           Other Events and Regulation FD Disclosure

                  On August 5, 2002, ONEOK, Inc. (the "Company") launched a tender offer for its $40,000,000 aggregate principal amount of outstanding 8.44% Senior Notes ("8.44% Notes") due January 31, 2004 and its $24,000,000 aggregate principal amount of outstanding 8.32% Senior Notes ("8.32% Notes") due July 31, 2007 (the 8.44% Notes and 8.32% Notes are collectively referred to herein as the "Notes"). The Company is also soliciting consents to proposed amendments to the agreements for both sets of Notes that would effectively eliminate most of their restrictive covenants.

                  The purpose of the tender offer and consent solicitation is to acquire any and all outstanding Notes and to obtain the consents to the proposed amendments.

                  The tender offer and consent solicitation will both expire at 5:00 p.m., New York City time, on August 20, 2002, unless extended or earlier terminated.

                  The tender offer is not conditioned upon the success of the consent solicitation and the consent solicitation is not conditioned upon the results of the tender offer. Holders may tender Notes without delivering consents or deliver consents without tendering Notes, or they may elect to do both.

                  Holders of 8.44% Notes who elect to tender their Notes in the tender offer would receive $1,058.75 per $1,000 principal amount, excluding accrued interest; holders of 8.32% Notes who elect to tender their Notes in the tender offer would receive $1,022.00 per $1,000 principal amount, excluding accrued interest.

                  If consents are obtained from the holders of not less than 66-2/3% in aggregate principal amount of each of the 8.44% Notes and the 8.32% Notes and the other conditions of the consent solicitation are satisfied, the Company will effect the amendments and will pay a 3% consent fee ($30.00 per $1,000 principal amount) to each holder, whether or not the holder delivered a consent.

                  Assuming all conditions to the tender offer and consent solicitation are satisfied, a holder of 8.44% Notes who elects to tender those Notes in the tender offer would receive $1,088.75 per $1,000 principal amount, excluding accrued interest, and a holder of 8.32% Notes who elects to tender 8.32% Notes in the tender offer would receive $1,052.00 per $1,000 principal amount, excluding accrued interest.

                  The purchase price for Notes tendered pursuant to the tender offer will be payable promptly after validly tendered Notes are accepted for payment pursuant to the offer. The consent fee will be payable promptly after the Company receives the requisite consents from the holders of each series of Notes and the other conditions to the consent solicitation are satisfied.

                  The detailed terms and conditions of the tender offer and consent solicitation are

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                  contained in the offer to purchase and consent solicitation statement dated August 5, 2002, which has been furnished to holders of the Notes. Consummation of the tender offer and consent solicitation, and payment of the purchase price for Notes tendered pursuant to the tender offer or the consent fee pursuant to the consent solicitation are subject to various conditions that are described in the offer.

                  The Company continues to evaluate its alternatives with respect to the possible repurchase of its common and preferred stock from Westar Industries (formerly Western Resources). The tender offer should not be interpreted as a decision to purchase or not purchase the shares.

Item 7.           Financial Statements, Pro Forma Financial Information and
                   Exhibits

(a)               Financial Statements of Businesses Acquired
                           Not applicable.

(b)               ProForma Financial Information
                           Not applicable.

(c)               Exhibits
                           99.1   Press Release Issued by ONEOK, Inc. dated
                                     August 5, 2002.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                               ONEOK, Inc.

Date:  August 7, 2002                   By:    /s/ Jim Kneale
                                               ---------------------------------
                                               Jim Kneale
                                               Senior Vice President, Treasurer
                                               and Chief Financial Officer
                                               (Principal Financial Officer)

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